Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Amendment No. 1 to Form S-1 on Form S-3 No. 333-284501) and to the incorporation by reference therein of our report dated August 8, 2024 (except Note 21 and Note 22 as to which the date is February 27, 2025), with respect to the consolidated financial statements of Primo Brands Corporation.

/s/ Ernst & Young LLP

Hartford, CT

December 2, 2025